UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	May 2, 2008

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

AudioStocks.com, interviewed with Patrick Gregston, Head of Business Development with the Registrant.  The Registrant designs and markets technology for delivery of digital media and developed its MediaEscort(TM), MediaSentinel(TM) and SmartMark(TM) digital watermarking products and technology for producers and distributors to invisibly protect their content from pirates.

Mr. Gregston provided context and insight to the Registrant’s recent news that Twentieth Century Fox Home Entertainment LLC, a subsidiary of Twentieth Century Fox Film Corporation, a News Corporation company, has gone live with MediaEscort(TM). MediaEscort(TM) is being deployed to protect the Studio's filmed entertainment content that is streamed via the Internet to its various trade business partners in advance of DVD availability.

A copy of the News Release dated May 2, 2008 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated May 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  May 2, 2008

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For Investor Relations Contact: (860) 739 - 8030

Video Pirates Beware! USA Video’s SmartMarks Combats Studio Theft

AudioStocks.com Interviews Patrick Gregston of USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF)

(Niantic, CT – May 02, 2008) – AudioStocks.com, interviews with Patrick Gregston, Head of Business Development at USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF). USVO designs and markets technology for delivery of digital media and developed its MediaEscort(TM), MediaSentinel(TM) and SmartMark(TM) digital watermarking products and technology for producers and distributors to invisibly protect their content from pirates.

Mr. Gregston provides context and insight to the company’s recent news that Twentieth Century Fox Home Entertainment LLC, a subsidiary of Twentieth Century Fox Film Corporation, a News Corporation company, has gone live with MediaEscort(TM). MediaEscort(TM) is being deployed to protect the Studio's filmed entertainment content that is streamed via the Internet to its various trade business partners in advance of DVD availability.

“The business models of Hollywood are under attack,” notes Mr. Gregston. “Digital technology developments have made the industry suspicious of its customers. For nearly a decade the focus of the industry has been upon making digital theft impossible, which has failed to stop the activity of enterprise pirates or casual file sharing. USVO offers an alternative, which encourages expanded legal transactions in the digital realm, an area of tremendous potential gain to the industry. SmartMarks, our unique watermarks, make it possible to track legal provenance of content, and enforcement of licenses at every level.”

This interview discusses the historical origins of watermarking, the distinctions of the enforcement approach to piracy, and the vision of a free flowing marketplace with security provided by watermark supported enforcement being used against those who profit using the content of others.

The complete audio interview with Mr. Gregston can be found exclusively at:

http://www.audiostocks.com.

Mr. Gregston also spoke to AudioStocks.com about his perspectives on the following subjects:

•

The idea and history behind indelible watermarking

•

Some history of piracy

•

How content needs to move to be valuable

•

Why people don’t see digital theft as theft- the distinction between owning and licensing

•

Mr. Gregston’s background as an agent of change in Hollywood

For further information about the market USVO is focused on with its anti-piracy products, please go to: http://blog.usvo.com/.

About AudioStocks.com:

AudioStocks.com is an Internet-based publishing platform designed to create, catalogue, distribute and make functional, financial content and data related to that content. AudioStocks.com solutions generate rich media exposure for public and private companies, industry groups and investment professionals through the AudioStocks.com proprietary software platform. AudioStocks.com content is distributed to millions of individuals online and over 30,000 financial professionals, including North American and international buy-side analysts, investment research professionals and portfolio managers. All content is copyrighted to protect licensing partners. For more information, visit http://www.audiostocks.com.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking products and technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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